Exhibit 4.2

DESCRIPTION OF SECURITIES

Following is a brief description of the capital stock, of American Outdoor Brands, Inc. (“we,” “us,” and “our”). This description is not complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, each as amended from time to time.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of April 30, 2021, no shares of our preferred stock were issued or outstanding.

Voting Rights. Holders of our common stock are entitled to one vote for each share of our common stock held of record by them.

Quorum. Except as otherwise provided by Delaware law, our Amended and Restated Certificate of Incorporation, or our Amended and Restated Bylaws, at each meeting of our stockholders the presence in person or by proxy of the holders of a majority in voting power of the then outstanding shares of our stock entitled to vote at the meeting will be necessary and sufficient to constitute a quorum.

Election of Directors. Except for directors, if any, elected by the holders of one or more series of preferred stock created and issued by our Board of Directors and with respect to newly created directorships and vacancies on our Board of Directors, each of our directors will be elected by a majority of the votes cast with respect to the nominee for election to our Board of Directors at any meeting of our stockholders at which directors are to be elected and a quorum is present, except that directors will be elected by a plurality of the votes cast at such meeting if one or more of our stockholders have nominated one or more individuals for election at such meeting and not withdrawn such nomination or nominations on or prior to the tenth day preceding the date that we first mailed notice of such meeting to our stockholders.

Under Delaware law, stockholders do not have cumulative voting rights in connection with the election of directors unless the corporation’s certificate of incorporation provides for such rights.  Our Amended and Restated Certificate of Incorporation does not provide the holders of our commons stock cumulative voting rights in connection with the election of directors.

Other Elections, Questions, or Business. When a quorum is present at any meeting of our stockholders, elections, questions, or business presented to our stockholders at such meeting (other than the election of directors) is decided by the affirmative vote of a majority of votes cast with respect to such election, question, or business unless the election, question, or business is one which, by express provision of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, the laws of the state of Delaware, the rules or regulations of any stock exchange applicable to us, or any regulation applicable to us or our securities, a vote of a different number or voting by class or series is required, in which case, such express provision will govern.

Dividends. Subject to Delaware law and the rights, if any, of the holders of one or more series of preferred stock created and issued by our Board of Directors, dividends may be declared and paid on our common stock at such times and in such amounts as our Board of Directors may determine in its discretion.

Liquidation. Subject to Delaware law and the rights, if any, of the holders of one or more series of preferred stock created and issued by our Board of Directors, the holders of our common stock are entitled to receive our assets available for distribution to our stockholders ratably in proportion to the number of shares of our common stock held by them. A merger or consolidation of us with or into another entity, or a sale or conveyance of all or any part of our assets (which does not in fact result in the liquidation, dissolution, or winding up of us and the distribution of our assets to our stockholders) will not be deemed to be a liquidation, dissolution, or winding up for purposes of the prior sentence.

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Miscellaneous. All outstanding shares of our common stock are fully paid and non-assessable. The holders of our common stock do not have any preemptive rights to subscribe for any additional shares of our stock or other obligations convertible into or exercisable for shares of our stock that we may issue in the future. There are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock are subject to, and may be adversely affected by, the rights, preferences, and privileges, if any, of the holders of one or more series of preferred stock that our Board of Directors may create and issue in the future.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorize our Board of Directors, without further action by our stockholders, to create and issue one or more series of preferred stock and to fix the powers, preferences, and rights, if any, and the qualifications, limitations, or restrictions, if any, of each such series of preferred stock. Such powers, preferences, and rights, if any, may include, without limitation, the right to vote together with the holders of our common stock on elections, questions, and matters, special class or series voting rights, redemption rights and preferences, dividend rights and preferences, liquidation rights and preferences, and conversion or exchange rights.

The authority possessed by our Board of Directors to create and issue one or more series of preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest, or otherwise, by making such attempts more difficult or costly. Our Board of Directors may create and issue one or more series of preferred stock having voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Anti-Takeover Considerations

The provisions of the Delaware General Corporation Law (“DGCL”) contain, and our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws will contain, provisions that could serve to discourage or to make more difficult a change in control of our company without the support of our Board of Directors or without meeting various other conditions. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors considers inadequate and to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

State Takeover Legislation. We are subject to Section 203 of the DGCL, an anti-takeover statute. Subject to certain exceptions set forth therein, Section 203 of the DGCL prohibits a business combination with any interested stockholder for a period of three years following the time that the interested stockholder became an interested stockholder, unless (a) prior to such time our Board of Directors approved either the business combination or the transaction which resulted in the interested stockholder becoming an interested stockholder, (b) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced, excluding for purposes of determining our outstanding voting stock (but not our outstanding voting stock held by the interested stockholder) our outstanding voting stock held by our directors and officers and our employee stock plan in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer (if any), and (c) at or subsequent to such time, the business combination is approved by our Board of Directors and authorized at a meeting of our stockholders by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned  by the interested stockholder.

An interested stockholder generally is defined in Section 203 of the DGCL to include (a) any person (other than the corporation and any of its direct or indirect majority-owned subsidiaries) that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and (b) the affiliates and associates of any such person.

The provisions of Section 203 of the DGCL may encourage persons interested in acquiring us to negotiate in advance with our Board of Directors and may also have the effect of preventing changes in our management. It is possible that the provisions of Section 203 of the DGCL could make it more difficult to accomplish transactions which one or more of our stockholders may otherwise deem to be in their best interests.

Stockholder Action by Written Consent. Delaware law provides that, unless otherwise stated in the corporation’s certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our Amended and Restated Certificate of Incorporation prohibits action by written consent of the holders of our common stock such that actions by the holders of our common stock must be effected at a duly called annual or special meeting of such holders.

Meetings of Stockholders. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide for the calling of special meetings of holders of our common stock solely by the Chairperson of our Board of Directors, our President, or our Board of Directors. Delaware law requires the notice of a special meeting of stockholders to state the purpose or purposes for which the special meeting is called.

No Cumulative Voting. Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our Amended and Restated Certificate of Incorporation does not authorize cumulative voting.

Advance Notice and Procedures for Stockholder Nominations and Proposals. Our Amended and Restated Bylaws establish advance notice and procedures for stockholder nomination of candidates for election to our Board of Directors and the proposal of other business to be considered by our stockholders at an annual meeting. Generally, stockholder nominations of candidates for election to our Board of Directors at the annual meeting of our stockholders and stockholder proposal of other business for consideration at the annual meeting of stockholders are required to be made not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the first anniversary of the previous year’s annual meeting. Certain information relating to the stockholder nominations and proposals is also required to be provided to our company under our amended and restated bylaws.

Removal of Directors. Our Amended and Restated Certificate of Incorporation provides for the directors elected by the holders of our common stock to be classified and therefore for the removal of directors elected by such holders solely for cause. Our Amended and Restated Certificate of Incorporation also provides for the removal of any director elected by the holders of our common stock solely by 66 2/3% of the voting power of such holders.

Size of the Board of Directors. Our Amended and Restated Bylaws provides that, subject to Delaware law and the rights, if any, of the holders of any series of preferred stock then outstanding to elect one or more directors, our Board of Directors will consist of not less than three nor more than twelve directors, the exact number thereof to be determined from time to time by resolution of our Board of Directors.

Vacancies. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that subject to the rights, if any, of the holders of any series of preferred stock then outstanding, newly created directorships resulting from an increase in the number of directors or any vacancies on our Board of Directors resulting from the death, resignation, disqualification, removal, or other cause will be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected will hold office until his or her successor is elected and qualified, subject to his or her earlier death, resignation, disqualification, or removal.

Amendments to Certificate of Incorporation. Pursuant to Section 242 of the DGCL, any amendment to our Amended and Restated Certificate of Incorporation (other than an amendment changing our name, deleting provisions of our original certificate of incorporation which named the incorporator, or effecting a change, exchange, reclassification, subdivision, combination, or cancellation of stock, if such change, exchange, reclassification, subdivision, combination, or cancellation has become effective), requires our Board of Directors to adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of our stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment be considered at the next annual meeting of our stockholders. Section 242 of the DGCL requires that any amendment to our Amended and Restated Certificate of Incorporation so approved by our Board of Directors must be adopted by a majority of our outstanding stock entitled to vote thereon and, in the circumstances enumerated in Section 242 of the DGCL, a majority of the outstanding stock of each class entitled to vote thereon as a class. Section 242 of the DGCL requires any amendment to our Amended and Restated Certificate of Incorporation so approved by our Board of Directors and our stockholders to be filed with the Secretary of State of the state of Delaware in order to become effective.

In addition to the requirements of Section 242 of the DGCL, our Amended and Restated Certificate of Incorporation provides that any amendment of the provisions of our Amended and Restated Certificate of Incorporation providing for (a) the directors elected by the holders of our common stock to be classified (and therefore for the removal of such directors solely for cause), (b) the removal of directors elected by the holders of our common stock solely by 66 2/3% of the voting power of such holders, (c) the filling of vacancies with respect to directors elected by the holders of our common stock and newly created directorships created from an increase in the number of such directors solely by our Board of Directors, (d) the amendment of our Amended and Restated Bylaws by our Board of Directors, (e) the amendment of our Amended and Restated Bylaws by 66 2/3% of the voting power of our stockholders, (f) the calling of special meetings solely by the Chairperson of our Board of Directors, our President, or our Board of Directors, and (g) the prohibition on the ability of holders of our common stock to act by written consent in lieu of a meeting, in each case, will require a vote of 66 2/3% of the voting power of our stockholders.

Amendments to Bylaws. Our Amended and Restated Certificate of Incorporation provides that our Amended and Restated Bylaws may be amended by the Board of Directors and that any amendment of our Amended and Restated Bylaws by our stockholders requires a vote of 66 2/3% of the voting power thereof.

Series of Preferred Stock. Our Amended and Restated Certificate of Incorporation empowers our Board of Directors to create and issue, without stockholder approval, one or more series of preferred stock having such powers, preferences, and rights, if any, and such qualifications, limitations, and restrictions, if any, as established our Board of Directors.

Limitations on Personal Liability of Directors, Indemnification and Advancement Rights of Directors and Officers, and Director and Officer Insurance

Section 102(b)(7) of the DGCL permits the certificate of incorporation of a Delaware corporation to contain a provision eliminating or limiting the personal liability of a director of the corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director: (a) for any breach of his or her duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL (making directors of a Delaware corporation liable for willful or negligent violations of the provisions of the DGCL limiting redemptions and dividends); or (d) for any transaction form which he or she derives an improper personal benefit. Our Amended and Restated Certificate of Incorporation contains such a provision.

Our Amended and Restated Bylaws require our company to indemnify, to the fullest extent permitted by applicable law, any individual, or Covered Person, who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding by reason of the fact that he or she, or an individual for whom he or she is a legal representative, is or was a director or officer of our company or a director level or above employee of our company or any of our consolidated subsidiaries (as shown in our company’s or the applicable covered subsidiary’s, as the case may be, human resources records) or, while a director or officer of our company or a director level or above employee of our company or any of our consolidated subsidiaries (as shown in our company’s or the applicable covered subsidiary’s, as the case may be, human resources records), is or was serving at the request of our company or any of our consolidated subsidiaries as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for actions brought by a Covered Person to enforce his or her indemnification or advancement rights under our Amended and Restated

Bylaws, our company is required by our Amended and Restated Bylaws to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by our Board of Directors.

Our Amended and Restated Bylaws require advance expenses (including legal expenses), to the fullest extent permitted by applicable law, incurred by a Covered Person in defending any proceeding in advance of its final disposition, except that such payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under our Amended and Restated Bylaws or otherwise.

The limitation of liability provision of our Amended and Restated Certificate of Incorporation may discourage our stockholders from bringing litigation asserting duty of care violations against our directors. However, these provisions will not limit or eliminate our rights, or those of our stockholders, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a duty of care by our directors. Further, these provisions will not alter the liability of our directors under the federal securities laws.

The indemnification and advancements provisions of our Amended and Restated Bylaws may discourage litigation against our directors and officers, as our company may be required to advance expenses and/or indemnify our directors and officers for their expenses (including legal fees) incurred in defense of such litigation. These provisions may also have the effect of reducing the likelihood of litigation against our directors and officers, even though such litigation, if successful, might otherwise benefit our company and our stockholders.

Exclusive Forum

Our Amended and Restated Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the state of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees or our stockholders, (c) any civil action to interpret, apply, or enforce any provision of the DGCL, (d) any civil action to interpret, apply, enforce, or determine the validity of the provisions of our Amended and Restated Certificate of Incorporation, or Amended and Restated Bylaws, or (e) any action asserting a claim governed by the internal affairs doctrine. However, if the Court of Chancery of the state of Delaware lacks jurisdiction over such action, our Amended and Restated Bylaws provide that the sole and exclusive forum for such action will be another state or federal court located within the state of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants. Our Amended and Restated Bylaws also provide that any person purchasing or otherwise acquiring any interest in our stock will be deemed to have notice of and consented to the foregoing Delaware exclusive forum provisions. Our Amended and Restated Bylaws provide that the foregoing Delaware exclusive forum provisions do not apply to any action asserting claims under the Exchange Act or the Securities Act. The Delaware exclusive forum provisions will require our stockholders to bring certain types of actions or proceedings relating to Delaware law in the Court of Chancery of the state of Delaware or another state or federal court in the state of Delaware and therefore may prevent our stockholders from bringing such actions or proceedings in another court that a stockholder may view as more convenient, cost-effective, or advantageous to the stockholder or the claims made in such action or proceeding, and may discourage the actions or proceedings covered by the Delaware exclusive forum provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Listing

Our common stock is listed on Nasdaq under the ticker symbol “AOUT.”